UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 3, 2008

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2008, the Board of Directors (the “Board”) of Advent Software, Inc. (the “Company”) appointed David P.F. (Pete) Hess Jr. as the Company’s President, effective immediately. Stephanie G. DiMarco, currently President and Chief Executive Officer and interim Chief Financial Officer, will continue to serve as the Company’s Chief Executive Officer and Chief Financial Officer. The Company’s Global Accounts, Investment Management Group, Straight-Through-Processing and Services groups, as well as Advent international operations, will now report to Mr. Hess. Mr. Hess, age 38, joined the Company in 1994. Since February 2007, Mr. Hess has been responsible for Advent’s Investment Management Group and international operations, and has had global responsibility for strategy, product marketing, sales, services and support of Advent solutions. From May 2004 to February 2007, Mr. Hess served as Executive Vice President and General Manager of the Company’s Global Accounts group. Prior to May 2004, Mr. Hess held a variety of positions in the Company including Vice President of Sales and Vice President of Marketing. Ms. DiMarco’s position as Chief Financial Officer will no longer be interim and James S. Cox will continue to serve as the Company’s Principal Accounting Officer.

On December 4, 2008, the Company issued a press release announcing the appointment of Mr. Hess as the President of the Company. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

     (d) Exhibits

     The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

99.1	Press release dated December 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

	By:	/s/ James S. Cox
James S. Cox
Vice President and Corporate Controller
(Principal Accounting Officer)

Dated: December 4, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated December 4, 2008.